SECURITIES AND EXCHANGE COMMISSION
Washington D.C.
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 25, 2008

Date of Report (Date of earliest event reported)

COMMUNICATION INTELLIGENCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19301 94-2790442 --------------------------------------- ------------------------------------ (Commission file number) (IRS employer identification number)
275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065

(Address of principal executive offices)

(650) 802-7888

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Item 1.01.  Entry into a Material Definitive Agreement.
Pursuant to its duties and responsibilities as delineated in the Company’s Compensation Committee Charter (the “Charter”), the Compensation Committee (the “Committee”) has performed an annual performance review of the: (1) Chairman and Chief Executive Officer (the “CEO”), (2) Chief Legal and Financial Officer (the “CFO”) and (3) Chief Technology Officer and Vice President of Product Development (the “CTO”).  Factors considered in these reviews include market share, product differentiation, expense control, key customer agreements, and IP protection and those set forth in the Compensation Committee Charter found at  www.cic.com/about/ir/reports/2005_comp_committee.pdf.   In part, the evaluations reflect the evolution of the Company’s products through three generations to introduction of a hosted capability (Software as a Service). This enhanced the Company’s product differentiation and leadership position which was fundamental to consummating agreements with targeted solutions providers for embedding the Company’s products into their solutions.  Additionally, the Committee considered that in October 2007 the Company received the Frost & Sullivan Global Award for Market Leadership in the Dynamic Signature Verification Market, www.cic.com/news/awards/2007GlobalFrostNSullivanAward.pdf. The Frost & Sullivan Award, the result of an in-depth analysis of the market by an experienced industry research team, speaks to the leadership and outstanding achievement CIC has exhibited in ‘Excellence in Best Practices’ and is used to recognize companies that have achieved superior performance in areas including leadership, technological innovation, customer service and strategic product development for the Worldwide Signature Verification Market.  Consideration was also given to the fact that none of the officers have received a salary increase or an option grant for at least three years.

As a result of these reviews, on July 25, 2008, the officers were granted options to purchase the Company’s common stock as delineated below.  The options were granted with an exercise price equal to the market price on the date of grant and a seven year life. Twenty-five percent of each grant vested upon grant and seventy-five percent vests pro rate quarterly over a three year period commencing on the date of grant.

Name	Position	Number of Options	Exercise Price Per Share
Guido DiGregorio	Chief Executive Officer	600,000	$0.15
Frank Dane	Chief Financial and Legal Officer	300,000	$0.15
Russ Davis	Chief Technology Officer	450,000	$0.15

In addition to the option grants listed above, the following options are outstanding for each of the above listed individuals:

Name	Date of Grant	Stock Options Outstanding	Option Price	Date of Expiration
Guido DiGregorio	02/22/2002 12/19/2005 12/19/2005	250,000 425,000 1,275,000	$0.79 $0.39 $0.75	02/22/2009 12/19/2012 12/19/2012

Frank Dane	02/22/2002 05/08/2003 11/11/2004 12/19/2005 12/19/2005	100,000 100,000 100,000 35,986 107,957	$0.79 $0.33 $0.55 $0.39 $0.75	02/22/2009 05/08/2010 11/11/2011 12/19/2012 12/19/2012

Russ Davis	08/31/2005 08/31/2005	125,000 375,000	$0.57 $0.75	08/31/2012 08/31/2012

* * *

Note: The information contained in this report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2008

COMMUNICATION INTELLIGENCE CORPORATION

(Registrant)
By: /s/ Frank Dane ------------------------------- Frank Dane Chief Financial Officer